EXHIBIT 23.2

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated January 15, 1999 for Hospitality Properties Trust's financial statements as of December 31, 1998 included in HRPT Properties Trust's Form 8-K into HRPT Properties Trust's previously filed Registration Statements No. 333-56051, 333-47815 and 33-62135.


                                                  /s/ Arthur Andersen LLP

Washington, D.C.
March 4, 1999